Exhibit 99.1

              NOVADEL NAMES MICHAEL SPICER CHIEF FINANCIAL OFFICER

FLEMINGTON, NJ DEC. 22 - NovaDel Pharma, Inc. (Amex: NVD), today announced that it has appointed Michael E. Spicer to the position of chief financial officer. Mr. Spicer brings NovaDel over 20 years' experience in finance, accounting and general management. "Mike is joining NovaDel at a critical time--our senior management team has been greatly strengthened over the past year with the addition of highly experienced industry executives, we have filed the first NDA from our pipeline of compounds and we have concluded a number of important marketing collaborations," said Gary A. Shangold, MD, NovaDel's president and chief executive officer. "Mike's strong record of accomplishment in overseeing the financial management of rapidly growing life sciences companies and his successful experience in serving as the CFO of a publicly-traded firm should be of great value to NovaDel as we enter this next phase of our development."

NovaDel is developing its proprietary lingual spray (oral spray) technology as a novel, effective drug delivery system with the potential for faster onset of action, a favorable safety profile and improved patient compliance.

Mr. Spicer joins NovaDel from Orchid BioSciences Inc. a leading provider of identity genetics testing services, where he was chief financial officer. At Orchid he played a key role in the successful capital restructuring of the company and its recent achievement of quarterly operating profitability. From 1998 to 2001, Mr. Spicer was chief financial officer for Lifecodes Corporation, and also served as general manager for one of Lifecodes' significant operating divisions. Lifecodes was acquired by Orchid in 2001.

Prior to joining Lifecodes, Mr. Spicer's background includes finance and accounting positions at White River Corporation, The Chinet Company, Kraft General Foods, and Deloitte & Touche. Mr. Spicer is a Certified Public Accountant and holds an undergraduate degree in Accounting from the University of Virginia and an MBA from Harvard Business School.

ABOUT NOVADEL PHARMA, INC.

NovaDel Pharma, Inc. is a specialty pharmaceutical company engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. The company's proprietary lingual spray technology delivery system offers the patient the potential for (i) fast onset of action; (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The company plans to develop such products independently and through collaborative arrangements with major pharmaceutical and biotech companies. More information about NovaDel can be found on its website at www.novadel.com.

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Except for  historical  information  contained  herein,  this document  contains
forwardlooking   statements  within  the  meaning  of  the  Private   Securities
Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but
not  limited  to,  the  successful   completion  of  its  pilot  pharmacokinetic
feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for lingual spray products.. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

12/22/04

Contact:

        Barry C. Cohen                               Thomas Redington
        VP Business & New Product Development        203 222-7399
        908 782-3431  x2160                          212 926-1733
        NovaDel Pharma Inc.                          tredington@redingtoninc.com